Exhibit 99.1

Contact:	Michael N. Kilpatric 610-727-7118 mkilpatric@amerisourcebergen.com

J. Lawrence Wilson Retires
from AmerisourceBergen Board of Directors

VALLEY FORGE, Pa. June 3, 2009 — AmerisourceBergen Corporation (NYSE: ABC) today announced that J. Lawrence Wilson, 73, a member of the Company’s Board of Directors has chosen to retire from the Board effective immediately.

Richard C. Gozon, AmerisourceBergen Chairman of the Board of Directors, said, “Larry’s insight, judgment and commitment to shareholder interests have made a significant contribution to the success of the Company and the effectiveness of the Board of Directors. We will miss him, and wish him well in his retirement.”

Mr. Wilson had been a member of the Board since AmerisourceBergen’s inception almost eight years ago and previously served on the AmeriSource Health Board of Directors, a predecessor company.

With Mr. Wilson’s retirement, the AmerisourceBergen Board currently has eight members. The AmerisourceBergen Board of Directors will conduct a search to fill the vacancy returning it to nine members.

About AmerisourceBergen

AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both pharmaceutical manufacturers and healthcare providers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $70 billion in annual revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 10,000 people. AmerisourceBergen is ranked #26 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements
This news release contains forward-looking statements about AmerisourceBergen’s future business and financial performance, estimates and prospects. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in any forward-looking statements: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; changes in U.S. legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceuticals we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; significant breakdown or interruption of our information technology systems; our inability to implement an enterprise resource planning (ERP) system to handle business and financial processes within AmerisourceBergen Drug Corporation’s operations and our corporate functions without operating problems and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain adequate liquidity and financing sources; continued volatility and further deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Our most recent annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports 8-K (which we may revise or supplement in future reports filed to the SEC) provide additional information about these risks, uncertainties and other matters. We do not undertake to update our forward-looking statements.

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